UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2018

TimefireVR Inc.

(Exact name of registrant as specified in its charter)

Nevada	814-00175	86-0490034
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Rd. Suite 444 Scottsdale AZ	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 617-8888

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 29, 2018, TimefireVR Inc. (the “Company”) held the Company’s Annual Meeting. As of October 5, 2018, the record date for a determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, there were 235,460,470 shares of the Company’s common stock outstanding. Additionally, subject to a total 9.99% ownership limitation, the holders of the Company’s Series E Preferred Stock (the “Series E”) were entitled to cast the number of pro-rata votes per share as were equal to the number of shares of common stock into which their Series E were convertible on the Record Date which added an additional 7,501,600 votes bringing the total outstanding voting power to 242,962,070. A total of 210,663,864 votes were present in person or by proxy thereby constituting a quorum.

The matters voted upon at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions and broker non-votes, as to such matters, where applicable are set forth in the tables below.

Proposal 1: Proposal to elect members to the Company’s Board of Directors (the “Board”).

The Company’s shareholders elected each of the Company’s nominees for director to serve a term of one year to expire at the next annual meeting of shareholders or until their respective successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Jonathan Read	70,897,827	14,198,735	125,567,302
Gary Smith	74,644,142	10,452,423	125,567,299

Proposal 2: Proposal to change the Company’s name to “TeraForge Ventures Inc.”

The Company’s shareholders ratified the change of the Company’s name as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
204,035,876	5,791,461	836,519	8

Proposal 4: Proposal to ratify the sale of the Company’s subsidiary, Timefire LLC.

The Company’s shareholders ratified the sale of Timefire LLC as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
72,380,688	9,518,613	3,197,264	125,567,299

Proposal 5: Proposal to approve the Company’s named executive officer compensation.

The Company’s shareholders approved the Company’s named executive officer compensation, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
59,475,566	25,276,825	344,174	125,567,299

Proposal 6: Proposal to vote, on a non-binding advisory basis, whether a non-binding advisory vote on the Company’s named executive officer compensation should be held every one, two or three years.

The Company’s shareholders voted to hold a non-binding advisory vote on named executive compensation every three years as set forth below:

1 year	2 years	3 years	Abstain	Broker Non-Votes
15,774,301	9,061,467	58,276,651	1,984,146	125,567,299

On the basis of the above votes at the Annual Meeting, proposals 1, 2, 4, 5, and 6 were adopted. As disclosed in the Company’s Definitive Additional Materials filed on November 29, 2018, the Company adjourned the Annual Meeting until December 6, 2018, to hold a vote on proposal 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TimefireVR Inc.

Date: November 29, 2018	By: /s/ Jonathan Read
Name: Jonathan Read
Title: Chief Executive Officer